SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	March 20, 2008

HOSTING SITE NETWORK INC.
(Exact name of registrant as specified in its charter)

Delaware	33-73004	13-4122844
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

32 Poplar Place Fanwood, New Jersey	07023
(Address of principal executive offices)	(Zip Code)

(973) 652-6333
(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Single Touch Merger Agreement

On March 20, 2008 Hosting Site Network, Inc., a Delaware corporation (“HSNI”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and among HSNI, Single Touch Interactive, Inc., a privately held Nevada corporation (“Single Touch”), and Single Touch Acquisition Corp., a newly formed, wholly-owned Nevada subsidiary of HSNI (“Acquisition Sub”). Upon closing of the merger transaction (the “Merger”) contemplated under the Merger Agreement, Acquisition Sub will be merged with and into Single Touch and Single Touch, as the surviving corporation, will become a wholly-owned subsidiary of HSNI. The closing is subject to several conditions precedent including satisfaction and completion of due diligence. Accordingly, there can be no assurance given that the Merger will be completed.

Presently, there are no material relationships between HSNI or Single Touch, or any of their respective affiliates, directors or officers, or any associates of their respective officers or directors.

Pursuant to the terms and conditions of the Merger Agreement:

At the closing of the Merger, each share of Single Touch’s common stock issued and outstanding immediately prior to the closing of the Merger, other than shares held by dissenting Single Touch shareholders, will be converted into shares of HSNI’s common stock, and each option and warrant to purchase one share of Single Touch’s common stock will be converted on the same basis into, respectively, an option or warrant to purchase one share of HSNI’s common stock. In addition, prior to the Merger, certain notes and convertible debentures of Single Touch will be converted into shares of Single Touch common stock and such shares shall be converted at closing, as provided above, into shares of HSNI common stock. Without taking into consideration the effects of any dissenting Single Touch shareholders, an aggregate of 87,994,950 shares of HSNI’s common stock will be issued to the holders of HSNI’s common stock or reserved for future issuance under HSNI options and warrants to be issued to Single Touch option and warrant holders upon closing of the Merger.

In connection with the closing of the Merger, Scott Vicari, HSNI’s president and principal shareholder, shall deliver the shares of HSNI common stock presently owned by him for cancellation and HSNI shall complete and close an offering of HSNI convertible notes in the principal amount of up to $3,300,000. The convertible notes shall be convertible into HSNI units (the “Units”) at a conversion price of $1.25 per Unit, each Unit consisting of (i) one share of HSNI common stock; (ii) one HSNI Class A Warrant to purchase one share of HSNI common stock at an exercise price of $1.60 per share at any time during a period of 18 months from issuance; and (iii) one HSNI Class B Warrant to purchase one share of HSNI common stock at an exercise price of $2.05 per share at any time during a period of 36 months from issuance. The proceeds of the note offering shall be loaned to Single Touch in a series of closings to be conducted prior to the closing of the Merger. These loans shall be secured by the assets of Single Touch and shall be forgiven upon the closing of the Merger. The loans to Single Touch will be represented by Single Touch promissory notes. In the event the Merger is not completed, the notes will become due and payable in accordance with the terms thereof.

To complete the Merger, HSNI must also effect a 2.3:1 reverse stock split prior thereto (the “Reverse Split”). The Units and Class A and Class B Warrant prices above assume the prior effectuation of the Reverse Split. Under the Merger Agreement, HSNI has agreed to adopt a 2008 Employee Stock Option Plan which shall provide for the issuance of up to 8,800,000 shares of HSNI common stock. HSNI has further agreed to change its name to Single Touch Technology Systems, Inc. or such other name as HSNI and Single Touch may determine (the “Name Change”). Effectuation of the Reverse Split and Name Change are subject to approval by HSNI shareholders holding a majority of HSNI’s voting shares.

Upon the closing of the Merger, two of the three then-current members of the board of directors of HSNI shall resign from their director and officer positions with HSNI and simultaneously therewith the vacated officer positions will be filled and a new board of directors will be appointed consisting of the remaining HSNI director and two designees of Single Touch.

Each of HSNI, Single Touch and Acquisition Sub has provided customary representations and warranties, pre-closing covenants and closing conditions in the Merger Agreement. Breaches of these representations and warranties are secured by customary indemnification provisions. In order to secure the indemnification obligations of the Single Touch stockholders pursuant to the Merger Agreement, 5% of the shares of HSNI’s common stock that Single Touch’s pre-Merger stockholders shall receive in exchange for their shares of Single Touch shall be held in escrow for one year.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

The Merger and its related transactions require the approval of the holders of a majority of shares of Single Touch’s capital stock. Under Nevada corporate law, Single Touch’s stockholders who do not vote in favor of the Merger may demand in writing, pursuant to the exercise of their appraisal rights, that Single Touch pay them the fair value of their shares. Determination of fair value is based on all relevant factors, except for any appreciation or depreciation resulting from the anticipation or accomplishment of the Merger.

The Merger shall be accounted for as a reverse acquisition and recapitalization of Single Touch for financial accounting purposes. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Merger will be those of Single Touch and will be recorded at the historical cost basis of Single Touch, and the consolidated financial statements after completion of the Merger will include the assets and liabilities of HSNI and Single Touch, historical operations of Single Touch and operations of HSNI from the closing date of the Merger.

Single Touch Bridge Loan

On March 17, 2008 HSNI made a $250,000 bridge loan to Single Touch represented by Single Touch’s $250,000 March 17, 2008 Secured Promissory Note due April 16, 2008, subject to extension. The bridge loan is secured by the assets of Single Touch as reflected in a March 17, 2008 Security Agreement between HSNI and Single Touch. In conjunction with the bridge loan, HSNI sold a $200,000 non-interest bearing 45 day promissory note to a single subscriber in reliance on the exemption provided by Regulation S under the Securities Act of 1933, as amended.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 2.1	Agreement and Plan of Merger and Reorganization among Hosting Site Network, Inc., Single Touch Acquisition Corp., and Single Touch Interactive, Inc.

Exhibit 4.1	$200,000 Promissory Note of Hosting Site Network, Inc. dated March 17, 2008

Exhibit 4.2	$250,000 Promissory Note of Single Touch Interactive, Inc. dated March 17, 2008

Exhibit 10.1	Security Agreement, dated March 17, 2008, between Hosting Site Network, Inc. and Single Touch Interactive, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSTING SITE NETWORK, INC.

Dated: March 21, 2008	By:	/s/ Scott Vicari
Name: Scott Vicari
Title: President